Exhibit 99.1

FOR IMMEDIATE RELEASE

Blue Foundry Bancorp Reports First Quarter 2022 Results

RUTHERFORD, NJ, April 27, 2022 — Blue Foundry Bancorp (NASDAQ:BLFY) (the “Company”), the holding company for Blue Foundry Bank (the “Bank”), today reported net income of $553,000, or $0.02 per diluted common share, for the three months ended March 31, 2022 compared to a net loss of $745,000 for the three months ended March 31, 2021.

"We continued to make excellent progress on our strategic initiatives during a solid first quarter” said James D. Nesci, president and chief executive officer. “We were successful in deploying meaningful liquidity as we grew our lending and investment portfolios while asset quality remained strong.”

Highlights for the first quarter of 2022:
•Gross loans grew by $64.1 million, or 5.1%, compared to the linked quarter, excluding Paycheck Protection Program (“PPP”) loans, led by commercial real estate products.
•Core deposits increased $64.8 million, or 8.4%, compared to the linked quarter, led by a $62.3 million increase in interest checking. Core deposits now represent 65.3% of total deposits, compared to 50.6% a year ago.
•Realized a $1.0 million or 7.2% sequential improvement in adjusted non-interest expense due to lower professional services, marketing and occupancy.
•Net interest income of $11.9 million, an increase of $2.3 million, or 24.4%, compared to the prior year period.
•$952,000 recovery of provision drove a decline in reserves compared to the prior quarter, resulting in an allowance coverage of 1.00%.
•Net interest margin of 2.62%, a 54 basis point increase from the prior year quarter.
•The rising interest rate environment led to a decline of $10.1 million in accumulated other comprehensive income. The net unrealized gains/loss position of the Company’s available-for-sale investment portfolio deteriorated by $15.7 million, partially offset by $5.6 million of gains on cash flow hedges.

Lending Franchise

The Company continues to diversify its loan portfolio by focusing on growth within commercial real estate and commercial and industrial lending. During the first quarter of 2022, the Company produced substantial originations within its multifamily and non-residential portfolios. This resulted in gross loan growth of $55.0 million during the three months ended March 31, 2022, despite elevated pay downs.

	March 31, 2022	December 31, 2021
	(In thousands)
Residential one-to-four family	$579,083	$560,976
Multifamily	517,037	515,240
Non-residential	187,310	141,561
Construction and land	18,613	23,419
Junior liens	18,071	18,464
Commercial and industrial	16,201	21,563
Consumer and other	37	87
Total gross loans	1,336,352	1,281,310
Deferred fees, costs, premiums and discounts, net	5,134	6,299
Total loans	1,341,486	1,287,609
Allowance for loan losses	(13,465)	(14,425)
Loans receivable, net	$1,328,021	$1,273,184

The commercial and industrial portfolio includes PPP loans, net of deferred fees, totaling $8.1 million at March 31, 2022 and $16.8 million at December 31, 2021.

Retail Banking Franchise

The Company’s funding strategy centers on building and retaining the primary banking relationships with customers who live and work within the Company’s geographic footprint as well as promoting technologies that make banking easy and convenient for all current and prospective customers. Additionally, a focus on attracting the full banking relationship of small to medium sized businesses through an extensive suite of lending and low-cost deposit products continues to support core deposit growth. As of March 31, 2022, core deposits totaled $838.1 million.

	March 31, 2022	December 31, 2021
	(In thousands)
Non-interest bearing deposits	$45,143	$44,894
NOW and demand accounts	425,766	363,419
Savings	367,177	364,932
Core deposits	838,086	773,245

Time deposits	444,936	473,795
Total deposits	$1,283,022	$1,247,040

Consolidated Financial Performance:

Quarterly net interest income compared to the first quarter of 2021:
•Net interest income was $11.9 million, an increase of $2.3 million.
•Net interest margin increased by 54 basis points to 2.62%.
•Yield on average interest-earning assets decreased five basis points to 2.98% while the cost of average interest-bearing deposits decreased 57 basis points to 0.29%.
•An increase of $139.0 million in average core deposits coupled with a $245.1 million decrease of mostly high-cost average time deposits drove a 56 basis point improvement in the cost of deposits and a 58 basis point improvement in the cost of funds.

Quarterly provision for loan losses:
•A $952,000 recovery of provision for loan losses was recorded for the quarter driven by significant pay downs within the construction and land portfolio coupled with a generally improving economic environment. This recovery contributed to a $960,000 decrease in the allowance for loan losses.
•The allowance for loan losses represented 1.00% of total loans compared to 1.13% at December 31, 2021 and 1.25% at March 31, 2021. The allowance for loan losses was 128.5% of non-performing loans compared to 120.4% at December 31, 2021 and 130.4% at March 31, 2021.

Quarterly non-interest expense compared to the first quarter 2021:
•Non-interest expense was $13.2 million, an increase of $847,000. This primarily reflects an increase of $903,000 in compensation as the Company continues to hire and retain talent at competitive rates in the current market.

Quarterly income tax expense compared to the first quarter of 2021:
•Income tax expense was $49,000 compared to an income tax benefit of $551,000 for the prior year quarter. The increase was driven by the $1.9 million improvement in pre-tax income.

Cash and cash equivalents:
•Cash and cash equivalents decreased $91.9 million compared to the linked quarter as the Company deployed cash into loans and invested in primarily high quality liquid securities.

Securities available-for-sale:
•Securities available-for-sale increased $50.7 million to $375.6 million as the Company invested primarily in residential mortgage-backed securities as interest rates rose.
•The rising rate environment contributed to a decline of $15.8 million in the net unrealized gains/loss position of the portfolio.

Gross loans:
•Gross loans held for investment increased $55.0 million to $1.34 billion. Excluding PPP, gross loans increased by $64.1 million.
•Compared to the linked quarter, non-residential loans increased $45.7 million and residential loans increased $18.1 million.
•Organic loan originations totaled $101.6 million, including originations of $48.2 million in non residential loans and $36.5 million in multifamily loans. In addition, $45.8 million of conforming residential mortgages in the Bank’s geographic footprint were purchased during the quarter.

Deposits and borrowings:
•Deposits totaled $1.28 billion, an increase of $36.0 million since December 31, 2021. Core deposits represented 65.3% of total deposits compared to 62.0% at December 31, 2021 and 50.6% at March 31, 2021.
•Borrowing remained flat at $185.5 million.

Asset quality:
•Non-performing loans totaled $10.5 million, or 0.78% of total loans compared to $12.0 million, or 0.94% of total loans at December 31, 2021, and $12.4 million, or 0.95% of total loans at March 31, 2021.

Capital:
•Shareholders’ equity decreased by $9.3 million to $420.2 million. The rising rate environment adversely impacted the Company’s investment portfolio, driving a $10.1 million decline in accumulated other comprehensive income. Quarterly net income partially offset this decline.
•Tangible equity to tangible assets was 21.68% and tangible common equity per shares outstanding was $14.72.
•The Bank’s capital ratios remain above the FDIC’s “well capitalized” standards.

***

About Blue Foundry

Blue Foundry Bancorp is the holding company for Blue Foundry Bank, a place where things are made, purpose is formed, and ideas are crafted. Headquartered in Rutherford NJ, with presence in Bergen, Essex, Hudson, Morris, Passaic and Somerset counties, Blue Foundry Bank is a full-service, progressive bank serving the doers, movers, and shakers in our communities. We offer individuals and businesses alike the tailored products and services they need to build their futures. With a rich history dating back more than 145 years, Blue Foundry Bank has a longstanding commitment to its customers and communities. To learn more about Blue Foundry Bank visit BlueFoundryBank.com or call (888) 931-BLUE. Member FDIC.

Conference Call Information

A conference call covering Blue Foundry’s first quarter 2022 earnings announcement will be held today, Wednesday, April 27, 2022 at 11:00 a.m. (EDT). To listen to the live call, please dial 1-844-200-6205 (toll free), 1-646-904-5544 (local) or +1-929-526-1599 (international) and use access code 856694. The webcast (audio only) will be available on bluefoundrybank.com. The conference call will be recorded and will be available on the Company’s website for one month.

Contact:
James D. Nesci
President and Chief Executive Officer
BlueFoundryBank.com
jnesci@bluefoundrybank.com
201-972-8900

Forward Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.

Forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: conditions related to the global coronavirus pandemic that has and will continue to pose risks and could harm our business and results of operations; general economic conditions, either nationally or in our market areas, that are worse than expected; changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; our ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in our market area; our ability to implement and change our business strategies; competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make; adverse changes in the securities or secondary mortgage markets; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees, capital requirements and insurance premiums; changes in monetary or fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of our loan or investment portfolios; technological changes that may be more difficult or expensive than expected; a failure or breach of our operational or security systems or infrastructure, including cyber-attacks; the inability of third party providers to perform as expected; our ability to manage market risk, credit risk and operational risk in the current economic environment; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related there to; changes in consumer spending, borrowing and savings habits; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board; our ability to retain key employees; the ability of the U.S. Government to manage federal debt limits; and changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Consolidated Statements of Financial Condition
March 31, 2022 (Unaudited) and December 31, 2021
(Dollars in thousands)

	March 31, 2022	December 31, 2021
	(In thousands)
ASSETS
Cash and cash equivalents	$101,562	$193,446
Securities available for sale, at fair value	375,614	324,892
Securities held to maturity (fair value of $27,993 at March 31, 2022 and $22,849 at December 31, 2021)	29,838	23,281
Restricted stock, at cost	10,182	10,182
Loans receivable, net of allowance of $13,465 at March 31, 2022 and $14,425 at December 31, 2021	1,328,021	1,273,184
Interest and dividends receivable	5,780	5,372
Premises and equipment, net	28,130	28,126
Right-of-use assets	24,811	25,457
Bank owned life insurance	21,776	21,662
Other assets	12,441	8,609
Total assets	$1,938,155	$1,914,211

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits	$1,283,022	$1,247,040
Advances from the Federal Home Loan Bank	185,500	185,500
Advances by borrowers for taxes and insurance	9,840	9,582
Lease liabilities	26,083	26,696
Other liabilities	13,496	15,922
Total liabilities	1,517,941	1,484,740

Shareholders’ equity
Common stock $0.01 par value; 70,000,000 shares authorized; 28,522,500 shares issued and outstanding	285	285
Additional paid-in capital	282,100	282,006
Retained earnings	170,010	169,457
Unallocated common shares held by ESOP	(21,677)	(21,905)
Accumulated other comprehensive loss	(10,504)	(372)
Total shareholders’ equity	420,214	429,471
Total liabilities and shareholders’ equity	$1,938,155	$1,914,211

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Consolidated Statements of Operations
(Dollars in Thousands) (Unaudited)

	Three months ended
	March 31,
	2022	2021
	(In thousands)
Interest income:
Loans	$11,656	$12,262
Taxable investment income	1,817	1,545
Non-taxable investment income	121	135
Total interest income	13,594	13,942
Interest expense:
Deposits	882	2,818
Borrowed funds	773	1,525
Total interest expense	1,655	4,343
Net interest income	11,939	9,599
Recovery of provision for loan losses	(952)	(808)
Net interest income after recovery of provision for loan losses	12,891	10,407
Non-interest income:
Fees and service charges	800	526
Gain on premises and equipment	1	—
Other	126	140
Total other income	927	666
Non-interest expense:
Compensation and employee benefits	6,924	6,021
Occupancy and equipment	1,881	1,953
Loss on assets held for sale	—	21
Data processing	1,478	1,767
Advertising	519	470
Professional services	1,291	1,397
Directors fees	136	140
Recovery of provision for commitments and letters of credit	(170)	(231)
Federal deposit insurance	78	125
Other	1,079	706
Total operating expenses	13,216	12,369
Income (loss) before income tax expense (benefit)	602	(1,296)
Income tax expense (benefit)	49	(551)
Net income (loss)	$553	$(745)
Basic and diluted earnings per share	$0.02	n/a
Weighted average shares outstanding	26,343,508	n/a

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in thousands except for share data) (Unaudited)

	Three months ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Performance Ratios (%):
Return (loss) on average assets	0.12	(3.97)	(2.77)	(0.19)	(0.16)
Return (loss) on average equity	0.52	(17.36)	(15.15)	(1.97)	(1.47)
Interest rate spread (1)	2.50	2.50	1.96	1.84	1.96
Net interest margin (2)	2.62	2.63	2.15	1.99	2.08
Efficiency ratio (non-GAAP) (3)	104.0	110.6	105.6	116.6	122.5
Average interest-earning liabilities to average interest-bearing liabilities	131.8	132.0	133.4	119.9	140.9
Tangible equity to tangible assets (4)	21.68	22.42	22.14	7.94	10.43
Book value per share (5)	14.73	15.06	15.72	N/A	N/A
Tangible book value per share (6)	14.72	15.04	15.70	N/A	N/A

Asset Quality:
Non-performing loans	$10,482	$11,983	$12,463	$12,466	$12,385
Real estate owned, net	$—	$—	$624	$624	$623
Non-performing assets	$10,482	$11,983	$13,087	$13,090	$13,008
Allowance for loan losses to total loans (%)	1.00	1.13	1.22	1.24	1.25
Allowance for loan losses to non-performing loans (%)	128.5	120.4	122.3	125.1	130.4
Non-performing loans to total loans (%)	0.78	0.94	1.00	0.99	0.95
Non-performing assets to total assets (%)	0.54	0.63	0.65	0.51	0.66
Net charge-offs to average outstanding loans during the period (%)	—%	—%	—%	—%	—%

(1) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(2) Net interest margin represents net interest income divided by average interest-earning assets.
(3) Efficiency ratio represents adjusted non-interest expense divided by the sum of net interest income plus non-interest income.
(4) Tangible equity equals $419.8 million, which excludes intangible assets ($452 thousand of capitalized software). Tangible assets equal $1.94 billion and excludes intangible assets.
(5) Per share metrics computed using 28,522,500.00 total shares outstanding.
(6) Tangible book value equals the Company’s tangible equity of $419.8 million divided by outstanding shares of 28,522,500.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Analysis of Net Interest Income
(Dollars in Thousands) (Unaudited)

	Three Months Ended March 31,
	2022			2021
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
	(Dollar in thousands)
Assets:
Loans (1)	$1,280,678	$11,656	3.69%	$1,291,713	$12,262	3.85%
Mortgage-backed securities	171,912	722	1.70%	138,060	678	1.99%
Other investment securities	198,736	1,020	2.08%	122,698	727	2.40%
FHLB stock	9,942	116	4.73%	16,465	210	5.17%
Cash and cash equivalents	188,706	80	0.17%	300,100	65	0.09%
Total interest-bearing assets	1,849,974	13,594	2.98%	1,869,036	13,942	3.03%
Non-interest earning assets	77,445			75,946
Total assets	$1,927,419			$1,944,982
Liabilities and shareholders' equity:
NOW, savings, and money market deposits	760,369	235	0.13%	623,192	305	0.20%
Time deposits	458,109	647	0.57%	703,160	2,513	1.45%
Interest-bearing deposits	1,218,478	882	0.29%	1,326,352	2,818	0.86%
FHLB advances	185,500	773	1.69%	324,789	1,525	1.90%
Total interest-bearing liabilities	1,403,978	1,655	0.48%	1,651,141	4,343	1.07%
Non-interest bearing deposits	42,402			40,575
Non-interest bearing other	48,273			47,621
Total liabilities	1,494,653			1,739,337
Total shareholders' equity	432,766			205,645
Total liabilities and shareholders' equity	$1,927,419			$1,944,982
Net interest income		$11,939			$9,599
Net interest rate spread (2)			2.50%			1.96%
Net interest margin (3)			2.62%			2.08%
(1) Average loan balances are net of deferred loan fees and costs, and premiums and discounts, and includes non-accrual loans.
(2) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average interest-earning assets.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Adjusted Pre-Provision Net Revenue (Non-GAAP)
(Dollars in Thousands) (Unaudited)

This press release contains certain supplemental financial information, described in the table below, which has been determined by methods other than U.S. Generally Accepted Accounting Principles ("GAAP") that management uses in its analysis of Blue Foundry's performance. Management believes these non-GAAP financial measures provide information useful to investors in understanding Blue Foundry's financial results. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Blue Foundry strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Net income, as presented in the Consolidated Statements of Operations, includes the provision for loan losses, provision for commitments and letters of credit, and income tax expense (benefits) while pre-provision net revenue does not.

	Three months ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(Dollars in thousands)
Pre-provision net revenue (PPNR) and efficiency ratio, as adjusted:
Net interest income	11,939	12,336	11,104	9,909	9,599
Other income	927	704	489	621	666
Operating expenses, as reported	13,216	17,380	33,118	11,802	12,369
Less: Prepayment fees	—	754	1,401	—	—
Less: Loss on pension withdrawal	—	1,974	9,232	—	—
Less: Charitable contribution	—	—	9,000	—	—
Less: Provision for commitments and letters of credit	(170)	148	1,245	(473)	(231)
Less: Loss on assets held for sale	—	83	—	—	21
Operating expenses, as adjusted	13,386	14,421	12,240	12,275	12,579
Pre-provision net revenue (loss), as adjusted	$(520)	$(1,381)	$(647)	$(1,746)	$(2,314)
Efficiency ratio, as adjusted	104.0%	110.6%	105.6%	116.6%	122.5%

Core deposits:
Total deposits	1,283,022	1,247,040	1,265,617	2,008,068	1,385,829
Less: time deposits	444,936	473,795	521,510	639,043	684,429
Less: conversion deposits (1)	—	—	—	630,094	—
Core deposits	838,086	773,245	744,107	738,931	701,400
Core deposits to total deposits	65.3%	62.0%	58.8%	53.6%	50.6%

Tangible equity:
Shareholders’ equity (2) (3)	420,214	429,472	448,235	204,913	205,453
Less: intangible assets	452	437	354	251	—
Tangible equity	419,762	429,035	447,881	204,662	205,453

Tangible book value per share:
Tangible equity	419,762	429,035	447,881	N/A	N/A
Shares outstanding	28,522,500	28,522,500	28,522,500	N/A	N/A
Tangible book value per share	14.72	15.04	15.70	N/A	N/A
(1) Conversion deposits represent deposits held in advance of the initial public offering. Given their temporary nature, they are removed from the core deposit ratio.
(2) The Company recorded a deferred tax assets valuation allowance of $16.8 million as of December 31, 2021.
(3) Accumulated other comprehensive income (AOCI) declined by $10.1 million in 1Q’22, largely a result of the rising rate environment.